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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
            the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 3, 1997


                     ALLEGHENY ENERGY, INC.
     (Exact name of registrant as specified in its charter)

     Maryland                      1-267                    13-5531602
     (State or other               (Commission File         (IRS Employer
      jurisdiction of               Number)                 Identification
      incorporation)                                        Number)


                     10435 Downsville Pike
                Hagerstown, Maryland 21740-1766
            (Address of principal executive offices)


Registrant's telephone number,
     including area code:                              (301) 790-3400


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Item 5.   Other Events.

          On   December  3,  1997,  the  Company  and  its
          subsidiary West Penn Power Company announced that they had reached an agreement to buy out and terminate an arrangement to purchase power from a proposed 80-
          megawatt cogenerating facility near Burgettstown in Washington County, Pennsylvania, and to settle associated litigation. Attached is a copy of the press release.


                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ALLEGHENY ENERGY, INC.



Dated:  December 10, 1997          By: /s/ Thomas K. Henderson
                                   Name:  Thomas K. Henderson
                                   Title:    Vice President


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                         EXHIBIT INDEX


Item No. 1             Ex. 1          Press release dated December 3, 1997